Exhibit 1.1

Alphatec Holdings, Inc.

10,000,000 Shares*

Common Stock

($0.0001 par value per share)

Underwriting Agreement

September 20, 2007

Canaccord Adams Inc.

As representative of the several Underwriters

named in Schedule I hereto

c/o Canaccord Adams Inc.

99 High Street, 11th Floor

Boston, Massachusetts 02110

Dear Sirs:

Alphatec Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”) an aggregate of 8,800,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 1,200,000 additional shares (the “Optional Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”). The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company meets the requirements for the use of Form S-3 and a registration statement on Form S-3 (File No. 333-145614) (the “Initial Registration Statement”) in respect of the Shares, including a base prospectus in respect of the Shares (the “Base Prospectus”), has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement including any post-effective amendments thereto, in the form heretofore delivered to Canaccord Adams Inc. for each of the other Underwriters, and, excluding exhibits thereto, but including all documents incorporated by reference in the Base Prospectus, delivered to Canaccord Adams Inc. for each of the other Underwriters, have been declared effective by the Commission in such form, and the offering of the Shares complies with Rule 415 under the Securities Act of 1933, as amended (the “Act”); a final prospectus supplement to the Base Prospectus in respect of the Shares and the offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) under the Act (such final prospectus supplement, as so filed, the “Prospectus Supplement”); other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act, which became effective upon filing, no other document with respect to the Initial Registration

*	Includes 1,200,000 shares subject to an option to purchase additional shares to cover over-allotments.

Statement or document incorporated by reference therein has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission; any preliminary prospectus (including any preliminary prospectus supplement) in respect of the Shares and the offering thereof as first filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the term “Pricing Prospectus” as used herein means the Base Prospectus together with any Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time (as defined in Section 1(b) hereof); the term “Prospectus” as used herein means the Base Prospectus, as amended or supplemented immediately prior to the time the Prospectus Supplement is first filed pursuant to Rule 424(b) under the Act, together with the Prospectus Supplement; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits to the foregoing (including any exhibits incorporated by reference) and (i) including the information contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement and the Prospectus and (ii) the documents incorporated by reference in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement and the Prospectus, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; any reference herein to the Registration Statement, the Base Prospectus, a Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the time the Registration Statement initially became effective, the date of the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference; and any reference herein to “Issuer Free Writing Prospectus” refers to any “issuer free writing prospectus” as defined in Rule 433 under the Act;

(b) For the purposes of this Agreement, the “Applicable Time” is 7:00 p.m. (Eastern Time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses, if any, and other documents listed on Schedule II(a) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Pricing Prospectus or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Canaccord Adams Inc. expressly for use therein;

(c) No order preventing or suspending the use of the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission;

(d) The documents incorporated by reference in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder;

(e) The Registration Statement, the Base Prospectus, all Preliminary Prospectuses and the Pricing Prospectus conformed when filed, and the Prospectus Supplement and the Prospectus and any further amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement or the Prospectus will conform when filed, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement and the Prospectus do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, as of the date of the Base Prospectus as to the Base Prospectus, as of the applicable filing date as to any Preliminary Prospectus and the Pricing Prospectus, and as of the applicable filing date and the applicable Time of Delivery (as hereinafter defined) as to the Prospectus Supplement and the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement or the Prospectus or any supplement thereto, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Canaccord Adams Inc. expressly for use therein;

(f) Without the prior consent of Canaccord Adams Inc., the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and any free writing prospectus, the use of which has been consented to by the Company and Canaccord Adams Inc. is listed on Schedule II(a) or II(b) hereto;

(g) The Company has complied and will comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(h) The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Act and the rules and regulations adopted by the Commission thereunder;

(i) There are no contracts or other documents required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder which have not been described in, filed as exhibits to, or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus as required; the contracts so described in the Pricing Prospectus and the Prospectus to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or its subsidiaries, constitute valid and binding agreements of the Company or its subsidiaries and are enforceable against the Company or its subsidiaries in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein, and, to the Company’s knowledge, such contracts are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor, to the best of the Company’s knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that will not result in a Material Adverse Change (as defined in Section 1(o) hereof);

(j)(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act), without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an Ineligible Issuer;

(k) The statements (i) incorporated by reference in each of the Pricing Prospectus and the Prospectus from the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2007, under the heading “Part II—Item I—Legal Proceedings,” as modified or supplemented through the date hereof by the Company’s filings with the Commission under the Exchange Act, and (ii) in Item 14 of the Registration Statement, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(l) This Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms;

(m) The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company to the Underwriters pursuant to this Agreement at the First Time of Delivery or any Second Time of Delivery, will be validly issued, fully paid and nonassessable; no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement;

(n) There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived;

(o) Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as each may be amended or supplemented: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, properties, assets, rights, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries taken as a whole (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement, nor is there any material transaction that is probable of being entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as each may be amended or supplemented; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any shares of any class of their respective capital stock, in each case, other than as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(p) Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, are independent public accountants as required by the Act;

(q) The consolidated financial statements of the Company filed with the Commission as a part of or incorporated by reference in the Registration Statement and included in or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus. The financial data set forth in each of the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus;

(r) Each of the Company and its subsidiaries Alphatec Spine, Inc., Nexmed, Inc. and Alphatec Pacific, Inc. (collectively, the “Material Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each Material Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, management, properties, assets, rights, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of the Material Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for such security interests, mortgages, pledges, liens, encumbrances or claims which would not, individually or in the aggregate, have a Material Adverse Effect;

(s) The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the column entitled “Actual” under the caption “Capitalization” (other than for subsequent issuances, if any, (i) pursuant to this Agreement, (ii) pursuant to employee benefit plans described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (iii) upon exercise of outstanding options described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws, except where the failure to be in compliance would not have a Material Adverse Effect. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights;

(t) The Common Stock of the Company has been registered pursuant to Section 12(b) of the Exchange Act and the Company has filed an application to list the Shares on the Nasdaq Global Market, and has received notification that the listing has been approved, subject to notice of issuance of such Shares;

(u) Neither the Company nor any of the Material Subsidiaries is (i) in violation of its charter or by-laws, (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such violations or Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Registration Statement, the Pricing Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not violate the charter or by-laws of the Company or any Material Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Material Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such consents which have been obtained and for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Material Subsidiaries of any court, governmental administrative agency, governmental body, other governmental authority having jurisdiction over the Company or any of the Material Subsidiaries or any of its or their properties, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the NASD or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect;

(v) Except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings (including, without limitation, any actions, suits or proceedings by the Food and Drug Administration (the “FDA”)) pending or, to the Company’s knowledge, threatened against the Company or any of the Material Subsidiaries, (i) which has as the subject thereof any officer or director (in such capacity) of, or property owned or leased by, the Company or any of the

Material Subsidiaries or (ii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Material Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement;

(w) No labor problem or dispute with the employees of the Company or any of the Material Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, that, in each case, could have a Material Adverse Effect;

(x) Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries own, possess, license or have other rights to use, or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted, except where the failure to have such rights would not have a Material Adverse Effect on the Company. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) to the knowledge of the Company, there is no pending action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the Company has not received any notice threatening any such claim; (d) to the knowledge of the Company, there is no pending action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company has not received any notice threatening any such claim; and (e) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons and, to the knowledge of the Company, there is no pending, action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company has not received any notice threatening any such claim;

(y) All patent applications owned by the Company and/or its subsidiaries (the “Company Patent Applications”) have properly been filed or caused to be filed with the U. S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities where such foreign and international applications have been filed. To the knowledge of the Company, the Company and its subsidiaries have complied with the PTO’s duty of candor and disclosure for the Company Patent Applications filed in the U.S. and have made no material misrepresentation in connection with such patent applications. To the knowledge of the Company, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor its subsidiaries have been notified in writing of any inventorship challenges with respect to the Company Patent Applications, nor has any interference been declared or provoked with respect to the Company Patent Applications filed in the U.S., nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents, if issued, invalid or unenforceable;

(z) Neither the Company nor any of its subsidiaries has breached or is currently in breach of any provision of any license, contract or other agreement governing the Company’s or such subsidiary’s use of Intellectual Property owned by third parties (collectively, the “Intellectual Property Licenses”), except where such breaches would not have a Material Adverse Effect, and no third party has alleged any such breach in writing to the Company. To the Company’s knowledge, no other party to the Intellectual Property Licenses has breached or is currently in breach of any provision of the Intellectual Property Licenses. Each of the Intellectual Property Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or other similar laws), and, except as would not have a Material Adverse Effect, there has not occurred any breach or default under any such Intellectual Property Licenses or any event that with the giving of notice or lapse of time would constitute a breach or default thereunder. Except as would not have a Material Adverse Effect, and except as described in the Registration Statement, neither the Company nor any of its subsidiaries has been or is currently involved in any disputes regarding the Intellectual Property Licenses. To the Company’s knowledge, all patents licensed to the Company and its subsidiaries pursuant to the Intellectual Property Licenses are valid, enforceable and being duly maintained. To the Company’s knowledge, all patent applications licensed to the Company and its subsidiaries pursuant to the Intellectual Property Licenses are being duly prosecuted;

(aa) The Company and its subsidiaries are in compliance in all material respects with all applicable rules and regulations of the FDA, and all related applicable laws, statutes, ordinances, rules or regulations (including, without limitation, the Federal Food, Drug and Cosmetic Act, as amended, and the Quality Systems Regulations), the enforcement of which, individually or in the aggregate, would not be expected to have a Material Adverse Effect;

(bb) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and each Material Subsidiary possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies (“Licenses”) necessary to conduct their respective businesses, except where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any Material Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(cc) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and each Material Subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in paragraph (q) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects to title, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except where the failure to have such title would not, individually or in the aggregate, have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any Material Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Material Subsidiary, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;

(dd) The Company and its subsidiaries have filed all necessary federal, state, local and foreign tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made appropriate provisions in the applicable financial statements referred to in paragraph (q) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;

(ee) The Company is not, and after receipt of payment for the Shares and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the Pricing Prospectus and the Prospectus will not be, required to register as an “investment company” under the Investment Company Act of 1940;

(ff) Each of the Company and the Material Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are generally deemed adequate and customary for their businesses. The Company does not believe that it or any Material Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect;

(gg) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act;

(hh) There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that have not been described as required;

(ii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer or persons performing similar functions by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established. The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(jj) Since the end of the Company’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) (ii) no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting and (iii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(kk) The operations of the Company are and have been and the operations of its subsidiaries are and, since such subsidiaries were acquired by the Company, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC to the extent prohibited by OFAC regulations;

(mm) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign law, regulation, order, permit or other requirement having the force of law relating to pollution or protection of public health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(nn) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability;

(oo) Other than as contemplated by this Agreement or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement;

(pp) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(qq) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the Nasdaq Global Market thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all reasonable actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking reasonable steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company;

(rr) Alphatec Spine, Inc. and Alphatec Pacific, Inc. are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the “Subsidiaries”);

(ss) The Company (i) does not have any material lending or other relationship with any person or entity known to the Company to be a bank or lending affiliate of any Underwriter, and (ii) does not intend to use any of the proceeds from the sale of the Common Shares hereunder to repay any outstanding debt owed to any person or entity known to the Company to be an affiliate of any Underwriter;

(tt) The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate; and

(uu) The Company has not been advised, and has no reason to believe, that it and each of the Material Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or except where failure to be so in compliance would not have a Material Adverse Effect.

2. Shares Subject to Sale. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions of this Agreement:

(a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the First Time of Delivery, at a purchase price per share of $3.2085, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto; provided, however, that solely with respect to any Shares to be offered for sale by the Underwriters to HealthpointCapital Partners II, L.P., the purchase price per share to be paid by the Underwriters to the Company in respect of such Shares shall be $3.45; and

(b) In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Second Time of Delivery, at the purchase price per share set forth in clause (a) of this Section 2, that number of Optional Shares determined by multiplying the number of Optional Shares as to which such election shall have been exercised (to be adjusted by Canaccord Adams Inc. so as to eliminate fractional shares) by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to an aggregate of 1,200,000 Optional Shares, at the purchase price per share set forth in clause (a) of this Section 2, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice (the “Election Notice”) from Canaccord Adams Inc. to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by Canaccord Adams Inc. but in no event earlier than the First Time of Delivery or, unless Canaccord Adams Inc. and the Company otherwise agree in writing, earlier than two or later than five business days after the date of such notice.

3. Offering. Upon the authorization by Canaccord Adams Inc. of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. Closing. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Canaccord Adams Inc. may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to Canaccord Adams Inc. for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of same day funds to the account specified by the Company, all at the office of

Canaccord Adams Inc., 99 High Street, Boston, Massachusetts 02110. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Boston time, on September 25, 2007 or such other time and date as Canaccord Adams Inc. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Boston time, on the date specified by Canaccord Adams Inc. in the Election Notice, or at such other time and date as Canaccord Adams Inc. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.” Such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at such location as Canaccord Adams Inc. may reasonably specify. If the Underwriters so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by Canaccord Adams Inc.

5. Covenants of the Company. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form reasonably approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the rules and regulations of the Commission under the Act, to make no further amendment or any supplement to the Registration Statement, the Pricing Prospectus or Prospectus which shall be reasonably disapproved by Canaccord Adams Inc. promptly giving reasonable notice thereof; to advise Canaccord Adams Inc., promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Pricing Prospectus or the Prospectus or any amended Pricing Prospectus or Prospectus has been filed and to furnish Canaccord Adams Inc. copies thereof; to advise Canaccord Adams Inc., promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Pricing Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) The Company will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act;

(c) Promptly, from time to time, to take such action as Canaccord Adams Inc. may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as Canaccord Adams Inc. may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d) To furnish the Underwriters with copies of each Issuer Free Writing Prospectus, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement and the Prospectus in such quantities as the Underwriters may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify Canaccord Adams Inc. and upon Canaccord Adams Inc.’s request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriters request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its security holders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the full fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Shares, without the prior written consent of Canaccord Adams Inc. other than (A) the sale of the Shares to be sold by the Company hereunder, (B) the issuance of shares of Common Stock upon the exercise of an option or the conversion, exchange or repurchase of a security outstanding on the date hereof and referred to in the Prospectus, (C) the issuance of shares of Common Stock or the grant of options to purchase Common Stock pursuant to existing employee or director benefit plans of the Company referred to in the Prospectus and registrations in connection with such issuances or grants, (D) securities sold to collaborators, vendors, manufacturers, distributors, customers or other similar parties pursuant to a collaboration, licensing arrangement, strategic alliance or similar transaction, so long as recipients of such securities agree to be bound for any remaining portion of such 90 day period on the above terms, (E) issuances of Common Stock in connection with strategic or other significant investments in which the purchaser agrees to be bound for any remaining portion of such 90 day period on the above terms, (F) any shares of Common Stock issued in any business combination and registrations related thereto so long as the recipient agrees to be bound for any remaining portion of such 90 day period on the above terms or (G) any shares of Common Stock or options to purchase Common Stock granted to consultants to the Company as compensation for their services to the Company so long as the recipient agrees to be bound for any remaining portion of such 90 day period on the above terms; notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the restrictions imposed above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event;

(g) During the period of 90 days from the date of the Prospectus, not to file with the Commission or cause to become effective any registration statement relating to any securities of the Company without the prior written consent of Canaccord Adams Inc., except for any registration statement on Form S-8 related to the registration of securities issued under the Company’s employee stock option plans;

(h) Except as permitted under paragraph (f) above, not to grant options to purchase shares of Common Stock which would become exercisable during a period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus;

(i) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated subsidiaries certified by independent public accountants) and to make available (within the meaning of Rule 158(b) under the Act) as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(j) During a period of five years from the effective date of the Registration Statement, to furnish to the Underwriters upon request copies of all reports or other communications (financial or other) furnished to stockholders generally, and, to the extent not available via EDGAR, deliver to the Underwriters as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the Nasdaq Global Market or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a combined or consolidated basis to the extent the accounts of the Company and its subsidiaries are combined or consolidated in reports furnished to its stockholders generally or to the Commission);

(k) To use the net proceeds acquired by it from the sale of the Shares substantially in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds” and in a manner such that the Company will not become an “investment company” as that term is defined in the Investment Company Act;

(l) Not to accelerate the vesting of any option issued under any stock option plan such that any such option may be exercised within 90 days from the date of the Prospectus;

(m) To use its best efforts to cause the Shares to be listed for trading on the Nasdaq Global Market and to maintain such listing;

(n) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(o) To give prompt notice to Canaccord Adams Inc. if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, and, if reasonably requested by Canaccord Adams Inc., to prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; and

(p) If the Company elects to rely upon rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m. (Eastern Time), on the date of this Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

6. Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of each Issuer Free Writing Prospectus and the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of reproducing this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses and filing fees in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof and securing any required review by the NASD of the terms of the sale of the Shares; (iv) all fees and expenses in connection with listing the Shares with the Nasdaq Global Market; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) all transportation and other expenses incurred by officers and directors of the Company in connection with presentations to prospective purchasers of the Shares, except that the Company and the Underwriters will each pay 50% of the cost of privately chartered airplanes used for such purposes; (viii) the fees, disbursements and expenses of counsel for the Underwriters in connection with the registration, qualification, offering and sale of the Shares as contemplated herein (including the fees, disbursements and expenses of such counsel in connection with the qualification of the Shares for offering and sale under state securities laws, any required review by the NASD of the terms of the sale of the Shares, and the Blue Sky Memorandum) not to exceed $125,000 in the aggregate; (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement, or preventing or suspending the use of the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; and all requests for additional information on the part of the Commission shall have been complied with to Canaccord Adams Inc.’s reasonable satisfaction;

(b) Goodwin Procter LLP, counsel to the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated such Time of Delivery, with respect to such matters as the Underwriters may reasonably request;

(c) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, shall have furnished to the Underwriters their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, with respect to the matters set forth in Annex I hereto;

(d) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special patent counsel to the Company, shall have furnished to the Underwriters their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, with respect to the matters set forth in Annex II hereto;

(e) Ebun S. Garner, the Company’s General Counsel and Vice President, Compliance, shall have furnished to the Underwriter his written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriter, with respect to the matters set forth in Annex III hereto;

(f) On the date hereof and also at each Time of Delivery, Ernst & Young LLP, shall have furnished to the Underwriters a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex IV hereto;

(g)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is in each case material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock (other than issuances of Common Stock pursuant to Company stock option and stock purchase plans described in or incorporated by reference in the Registration Statement and the Pricing Prospectus) or long-term debt of the Company or any Material Adverse Change, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the sole judgment of Canaccord Adams Inc. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) On or after the date hereof there shall not have occurred any of the following: (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the Nasdaq Global Market, the American Stock Exchange or in the over-the-counter market by the NASD, or trading in securities generally shall have been suspended on the New York Stock Exchange, the Nasdaq Global Market, the American Stock Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal or New York authorities, (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Market, (iii) an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the sole judgment of Canaccord Adams Inc., to affect materially and adversely the marketability of the Shares or (iv) there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the sole judgment of Canaccord Adams Inc., has materially and adversely affected the Company’s business or earnings and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Nasdaq Global Market;

(j) Each director and executive officer of the Company, in their capacities as such, and HealthpointCapital Partners L.P. shall have executed and delivered to Canaccord Adams Inc., for each of the other Underwriters, agreements in which such holder undertakes, for 90 days after the date hereof, subject to certain exceptions stated therein, not to directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to result in the disposition of), including the filing (or participation in the filing of) of a registration statement with the Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such holder, or publicly announce an intention to do any of the foregoing; notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the restrictions imposed above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Canaccord Adams Inc. waives, in writing, such extension, provided, however, that in the case of clause (2) above, in no event shall the restrictions imposed above extend beyond the 25th day following the scheduled date of the issuance of the Company’s earnings release; and

(k) The Company shall have furnished or caused to be furnished to the Underwriters at such Time of Delivery certificates of officers of the Company, in their capacities as such, satisfactory to Canaccord Adams Inc., as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Underwriters may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section, and as to such other matters as Canaccord Adams Inc. may reasonably request.

8. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement, the Prospectus or any supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or a Non-Prospectus Road Show, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement or the Prospectus or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Canaccord Adams Inc. expressly for use therein.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement, the Prospectus or any supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement or the Prospectus or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Canaccord Adams Inc. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. No indemnification provided for in subsection (a) or (b) above shall be available hereunder to any party who shall fail to give notice as provided in the preceding sentence if, but only to the extent that, the party to whom such notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the notice would have related and was materially prejudiced by the failure to give such notice; provided, however, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Pricing Prospectus and the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. Termination.

(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, Canaccord Adams Inc. may in its sole discretion arrange for it or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter, Canaccord Adams Inc. does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to Canaccord Adams Inc. to purchase such Shares on such terms. In the event that, within the respective prescribed periods, Canaccord Adams Inc. notifies the Company that it has so arranged for the purchase of such Shares, or the Company notifies Canaccord Adams Inc. that it has so arranged for the purchase of such Shares, Canaccord Adams Inc. or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in Canaccord Adams Inc.’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by Canaccord Adams Inc. and/or the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by Canaccord Adams Inc. and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11. Expenses of Termination. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall then have no liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but, if for any other reason this Agreement is terminated, or the transactions contemplated hereby shall not have been consummated due to any of the conditions set forth in Section 7 hereof not having been met, or the Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through Canaccord Adams Inc. for all out-of-pocket expenses approved in writing by Canaccord Adams Inc., including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall have no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Section 6 and Section 8 hereof.

12. Notice. In all dealings hereunder, Canaccord Adams Inc. shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Canaccord Adams Inc. on behalf of the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of Canaccord Adams Inc., 99 High Street, 11th Floor, Boston, Massachusetts 02110, Attention: Equity Capital Markets; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter’s Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by Canaccord Adams Inc. on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. Information Provided by the Underwriters. The Company and the Underwriters acknowledge that, for purposes of this Agreement, the statements (i) regarding the expected date of delivery of the Shares in paragraph six on the cover page of the Prospectus, and (ii) regarding the public offering price, discounts and commissions, price stabilization, short positions and penalty bids set forth in paragraphs two, four, nine and ten under the heading “Plan of Distribution” in the Pricing Prospectus and the Prospectus, constitute the only information furnished in writing to the Company by any Underwriter through Canaccord Adams Inc. expressly for use in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus Supplement or the Prospectus. In addition, the Company and the Underwriters acknowledge that, for purposes of this Agreement, no information has been furnished in writing to the Company by any Underwriter through Canaccord Adams Inc. expressly for use in any Issuer Free Writing Prospectus or Non-Prospectus Road Show.

14. Miscellaneous.

(a) This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

(b) Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

(c) This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

(d) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

(e) The Company and the Underwriters acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signors thereof.

Very truly yours,

ALPHATEC HOLDINGS, INC.

By:	/s/ Steven M. Yasbek

Accepted as of the date hereof at Boston, Massachusetts

CANACCORD ADAMS INC.

By:	/s/ Jeffrey G. Barlow
(Canaccord Adams Inc. on behalf of each of the Underwriters) Jeffrey G. Barlow Managing Director

SCHEDULE I

	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Canaccord Adams Inc.	8,800,000	1,200,000
TOTAL	8,800,000	1,200,000